Note Purchase Agreement

                                  June 10, 1997


     AGREEMENT,  dated  as of June  10,  1997,  by and  among  FRANCESCO  GALESI
("Galesi"), SPRING TECHNOLOGY CORP. ("Spring") and COFINVEST 97 LTD. ("Cofinvest" and collectively with Spring, the "1993 Noteholders") and, to the extent provided herein, AMNEX, Inc. (the "Company"), FRIEDLI CORPORATE FINANCE AG ("Friedli AG"), FRIEDLI CORPORATE FINANCE INC. ("Friedli Inc."), and PETER FRIEDLI ("Friedli" and collectively with Friedli AG and Friedli Inc., the "Friedli Group").

     WHEREAS, Spring was initially the registered owner and Holder (the "Holder") of a certain promissory note of the Company, dated March 8, 1993, in the original principal amount of four hundred fifty thousand dollars ($450,000) (the "Spring Note"), convertible at the conversion rate of $.20 per share into 2,250,000 shares ("Shares") of the Company's common stock, $.001 par value ("Common Stock"), plus Shares which the Holder is entitled to receive on account of the conversion of the amount of Accrued Interest, subject to further adjustment as specified in the Spring Note;

     WHEREAS, Spring has elected to convert ninety-six thousand dollars ($96,000) in principal amount of the Spring Note into Conversion Shares effective June 30, 1997, the Company having reissued to Spring a new Note in the form attached as Exhibit A (the "New Spring Note") for the balance of the unconverted principal amount of the Spring Note, ($354,000), plus Accrued Interest, which Note is convertible into Shares (collectively "Conversion Shares") with respect to such principal amount and Accrued Interest;

     WHEREAS, Cofinvest is the registered owner and Holder (the "Holder") of a certain promissory note of the Company, dated July 13, 1993, in the original principal amount of fifty thousand dollars ($50,000) (the "Cofinvest Note," collectively with the New Spring Note the "1993 Notes" or the "Notes") convertible into 250,000 Conversion Shares on account of principal, plus additional Conversion Shares on account of Accrued Interest.

     WHEREAS, the 1993 Notes provide for the payment of interest on the principal amount thereof at the rate of ten percent (10%) per annum, such interest ("Interest") being originally payable from the following dates:

          (i) with respect to the Cofinvest Note, from November 18, 1992; and

          (ii) with respect to the New Spring Note, from July 1, 1994.

     WHEREAS, the 1993 Noteholders propose, subject to the terms and conditions stated herein, to sell to Galesi or his Permitted Transferee (the "Purchaser"), the 1993 Notes, representing an aggregate original principal amount of $404,000, plus all rights and benefits pertaining thereto as provided in the 1993 Notes (including but not limited to Accrued Interest conversion rights, including the right to convert Accrued Interest into Conversion Shares, security and Interest hereinafter accruing and either paid or becoming Accrued Interest) and Galesi proposes to purchase the same for an aggregate purchase price of $3,863,000.

     WHEREAS, the 1993 Noteholders have delivered the Spring and Cofinvest Notes and the Instruments of Transfer to the Escrow Agent, to hold in escrow pursuant to the Escrow Agreement pending the Closing.

     NOW, THEREFORE, in consideration of the premises, the parties hereto have agreed, and do hereby agree, as follows:

     1. Recitals. Each of the parties hereto acknowledges and agrees that each of the above recitals is true and that each has relied upon the accuracy thereof in entering into this Agreement.

     2. Definitions. The following terms, when used in this Agreement, have the following meanings, unless the context otherwise indicates. Additional defined terms are found in the body of the text. Defined terms not otherwise defined herein shall carry the meanings specified in the Notes and/or in the Logitech
Agreement:

          (a) "Acceptable Currency" shall mean and include cash and any other method of payment which will result in such payment being credited to the account previously (at least two days prior to the Closing) designated by the Representative to Purchaser in time to earn interest for the day immediately following the day of the Closing.

          (b) "Accrued Interest" means, with respect to any Note, all Interest accrued and unpaid on such Note from and after the date such Interest was originally owed.

          (c) "'33 Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          (d) "Affiliate" means, with respect to any specified person, (1) any other person who, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified person, (2) any other person who is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, of the specified person or a person described in clause (1) of this paragraph, (3) another person of whom the specified person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities,
     (4) another person in whom the specified person has a substantial beneficial interest or as to whom the specified person serves as trustee or in a similar capacity, or (5) any relative or spouse of the specified person or any of the foregoing persons, any relative of such spouse or any spouse of any such relative.

          (e) "Business Day" means any day when banks in the Borough of Manhattan, The City of New York, New York, are open for business.

          (f) "Closing" means the consummation of the 1993 Noteholders' sale and the Purchaser's purchase of the 1993 Notes.

          (g) "Closing Date" means the date on which the Closing occurs or occurred, which shall be the same date and time as the Closing Date specified in the Logitech Agreement.

          (h) "Commission" means the United States Securities and Exchange Commission.

          (i) "Common Stock" means the $.001 par value common stock of AMNEX, Inc.

          (j) "Conversion Shares" shall mean the shares of the Company's Common Stock into which the Notes may be converted, as described in the Preamble.

          (k) "Escrow Agreement" and "Escrow Agent" means respectively the escrow agreement with the firm of Certilman, Balin, Adler & Hyman, LLP, escrow agent, pursuant to which the 1993 Notes and appropriate Instruments of Transfer are being delivered to the Escrow Agent, to be held pursuant to the terms and conditions of the Escrow Agreement.

          (l) "Instruments of Transfer" mean such endorsements, agreements and documents as the Purchaser shall reasonably request, including but not limited to requests pursuant to Section 9(d) of this Agreement to confirm in the Purchaser good, marketable and assignable record and beneficial title to the 1993 Notes at the Closing. Without limiting the generality of the foregoing, Instrument of Transfer will include instruments of assignment as provided in the Notes, unqualified and unconditional endorsements (whether on each of the Notes, affixed thereto and/or in a separate instrument) and accompanied by such formality (notarial seal, signature guarantee, etc.) as the Purchaser may reasonably request.

          (m) "Logitech Agreement" shall mean an agreement(s) of even date between the Company and certain persons designated as Holders, including but not limited to Logitech Corp.

          (n) "Material Adverse Change" means a change (or circumstance involving a prospective change) in the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Company which is materially adverse.

          (o) "Permitted Transferee" means any Affiliate of Galesi to which or whom Galesi elects at any time to assign and transfer the Notes and/or the Conversion Shares, providing that, Galesi shall not be released from his obligations under this Agreement.

          (p) "Proxy Statement" means the Proxy Statement dated May 3, 1997 with regard to the Company's Annual Meeting of Shareholders held on May 14, 1997, as described in the Logitech Agreement.

          (q) "Representative" means Friedli Corporate Finance AG, named as the attorney in fact of Spring and Cofinvest respectively as Holders of the Spring and Cofinvest Notes in the text of the Notes themselves.

     The masculine form of words includes the feminine and the neuter and vice versa, and, unless the context otherwise requires, the singular form of words includes the plural and vice versa. The words "herein," "hereof," "hereunder," and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular section or subsection.

     3. Delivery of the 1993 Notes into Escrow. In accordance with the provisions of this Note Purchase Agreement, Spring and Cofinvest as Holders of the New Spring Note and Cofinvest Note, and the Representative as the attorney in fact of each, have delivered, as of the execution and delivery of this Agreement, the New Spring Note and Cofinvest Note and all Instruments of Transfer to the Escrow Agent, executing in each case the form of assignment attached to the Note and such other Instruments of Transfer as may have reasonably been requested for the purpose of assigning and transferring the New Spring Note and Cofinvest Note to the Purchaser at the Closing and complying in all other respects with the provisions of said Notes, including but not limited to effecting a valid transfer and change of registered owner under Section 1 of the terms of said Notes and each Holder and the Representative has hereby irrevocably instructed the Escrow Agent to deliver said Notes to the Purchaser at the Closing in accordance with the provisions of the Escrow Agreement.

     4. Purchase Price; Closing Procedures. Subject to the terms of this Note Purchase Agreement, on the Closing Date the 1993 Noteholders shall sell to the Purchaser and the Purchaser shall purchase from the 1993 Noteholders the 1993 Notes together with Accrued Interest, for an aggregate purchase price of $3,863,000. The Purchaser shall pay the purchase price by payment of $3,863,000 in Acceptable Currency, $3,384,000 to Spring and $479,000 to Cofinvest.

     The Closing shall be held at the place specified in the Logitech Agreement upon the Closing Date. At the Closing, the Escrow Agent will, pursuant to the terms of the Escrow Agreement, deliver the 1993 Notes, plus all Instruments of Transfer, to the Purchaser and the Purchaser will pay the purchase price, as above provided in this Section.

     5. 1993 Noteholders Representations and Warranties (and Certain Covenants). The 1993 Noteholders jointly and severally do, and each of them does, represent and warrant to the Purchaser that:

          (a) The 1993 Noteholders, and each of them, has the power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance by the 1993 Noteholders of its obligations hereunder have been duly authorized by the Board of Directors or other governing body of the 1993 Noteholders and, if required, their respective shareholders in conformity with applicable law. No other corporate proceeding on the part of the 1993 Noteholders is necessary to authorize the execution or delivery of this Agreement or the performance by the 1993 Noteholders of its obligations hereunder. This Agreement is the valid and binding obligation of, and is enforceable in accordance with its terms against the 1993 Noteholders.

          (b) The issue and sale of the 1993 Notes and the compliance by the 1993 Noteholders with all of the provisions of the Notes and this Agreement, and the consummation of the transactions herein and therein contemplated will not materially conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement, or other agreement or instrument to which the 1993 Noteholders are, or either of them is, a party or by which the 1993 Noteholders are bound, nor will such action result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or any statute or any order, rule, or regulation of any court or governmental agency or body having jurisdiction over the Company or the 1993 Noteholders; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the 1993 Notes or the consummation by the 1993 Noteholders of the other transactions contemplated by this Agreement.

          (c) Neither the execution, delivery or performance of this Agreement by the 1993 Noteholders, nor the performance by the 1993 Noteholders of its obligations hereunder, requires the consent or approval of any third party or any foreign governmental body or other foreign regulatory or administrative authority, agency, bureau or commission.

          (d) The New Spring Note and Cofinvest Note have been held since original issuance only by Spring and Cofinvest respectively, have not been directly or indirectly hypothecated or assigned and, when delivered to the Escrow Agent and the Purchaser pursuant to this Agreement, will have been duly delivered free and clear of all adverse claims, liens, pledges, security interests, rights and other encumbrances.

          (e) The 1993 Noteholders have complied in all respects with the terms of the Notes.

          (f) Following the Closing, the 1993 Noteholders shall have no further rights with regard to the Notes; prior to the Closing, neither the 1993 Noteholders nor the Representative will demand or accept Interest or principal payments with respect to the 1993 Notes, or will attempt to convert or otherwise assert rights as a Holder thereof; the 1993
     Noteholders and the Representative will remit any such Interest and principal payments, if made, to the Escrow Agent, to be delivered at the Closing to the Purchaser together with the 1993 Notes.

          (g) The powers of attorney granted to the Representative in the Notes each remain in full force and effect. Without limiting the generality of the foregoing, the Representative is and will be authorized to take all actions contemplated by this Agreement on behalf of the 1993 Noteholders as if they, and each of them, were acting personally.

     6. Company Representations and Warranties.

          (a) The New Spring Note and Cofinvest Note are duly and validly issued to the Holder, free and clear from all defenses, waivers, notices of dishonor, and, to the knowledge of the Company, from all adverse claims, liens, pledges, security interests, rights and other encumbrances; such Notes are enforceable against the Company in accordance with their terms and may be validly converted by the Purchaser in accordance with the terms thereof.

          (b) The 1993 Noteholders are the sole registered owners of the Notes according to the Company's records and the Company considers and shall continue to consider, pending the assignments and transfers provided herein, the 1993 Noteholders as absolute owners thereof for all purposes whatsoever.

          (c) The New Spring Note invests in the Holder all the rights and powers of the previous Holder of the Spring Note.

          (d) The Conversion Shares have been duly authorized and reserved for issuance and, when issued, will be duly authorized, fully paid, non-assessable and validly outstanding, and will be listed for trading on the Nasdaq Small Cap Market system in accordance with the rules of Nasdaq.

          (e) All statements in the Preamble are accurate and complete.

     7. Friedli Representations and Warranties (and Certain Covenants). The Friedli Group (including but not limited to the Representative) jointly and severally represent and warrant to the Purchaser, at and as of the Closing that
(a) the representations and warranties of the 1993 Noteholders are accurate and complete and the signatures of the persons purporting to act on behalf of the 1993 Noteholders, and of the Representative, in each case as affixed hereto, are duly authorized and genuine; and (b) the 1993 Noteholders are each the sole
Holders of the Notes, as that term is as defined in the Notes. The Representative joins in the 1993 Noteholders covenants in Section 5(f).

     8. Purchaser Representations and Warranties. The Purchaser represents and warrants to the 1993 Noteholders, at and as of the Closing that:

          (a) The Purchaser has full power and authority and, if not an individual, has taken all required corporate (or trust or partnership, as the case may be) and other action necessary to permit it to execute and deliver this Agreement, and all other documents or instruments required by this Agreement, and to carry out the terms of this Agreement and of all such other documents or instruments.

          (b) The Purchaser is purchasing the 1993 Notes and Conversion Shares into which such Notes may be converted for investment, for its own account and not with a view to distribution thereof, except for transfers permitted hereunder. The Purchaser understands that the 1993 Notes and Conversion Shares received upon conversion of the 1993 Notes must be held indefinitely unless registered under the '33 Act or an exemption from such registration becomes available.

     9. Additional Covenants of the Parties.

          (a) Implementing Agreement. Each party hereto, including the Friedli Group, shall use its best efforts to take all action required of it to fulfill its obligations under the terms of this Agreement and to facilitate the consummation of the transactions contemplated hereby. No party, including each member of the Friedli Group, will take any action which would have the effect of preventing or disabling such party's respective performance of its obligations under this Agreement.

          (b) Company Cure. The Company will cure promptly any defects in the creation and issuance of the Notes, the New Spring Note and/or the Conversion Shares, and in the execution and delivery of this Agreement. The Company, at its expense, will promptly execute and deliver promptly to the Purchaser upon request all such other and further documents, agreements and instruments in compliance with or pursuant to its covenants and agreements herein, and will make any recordings, file any notices, and obtain any consents as may be necessary or appropriate in connection therewith.

          (c) State Takeover Laws Not Applicable. No provision of any state law analogous to Section 203 of the Delaware General Corporation Law will apply to this Agreement or the transactions contemplated hereby and thereby. The Company will take all steps within its control irrevocably to exempt the transactions contemplated by this Agreement from any such law and from any applicable charter or contractual provision containing change of control or anti-takeover provisions.

          (d) Instruments of Transfer. The 1993 Noteholders and/or the Representative shall, on reasonable request by the Purchaser prior to the Closing, execute and deliver any additional Instruments of Transfer to the Escrow Agent.

     10. Conditions to Purchaser's Obligations. The obligation of the Purchaser to purchase the 1993 Notes at the Closing shall be subject, in its discretion, to satisfaction of the following conditions at and as of the Closing:

          (a) All representations and warranties and other statements of the 1993 Noteholders, the Company and the Friedli Group herein are, at and as of the Closing, true and correct in all material respects.

          (b) The 1993 Noteholders, the Friedli Group and the Company shall have performed all of their covenants and obligations required to be performed hereunder.

          (c) There exists no litigation or governmental proceedings pending or threatened to restrain, invalidate, prevent, or otherwise impede any transaction contemplated hereby.

          (d) The 1993 Notes together with the Instruments of Transfer specified by the Purchaser shall have been delivered by the Escrow Agent to the Purchaser as directed.

          (e) The Company, and certain holders of the Company's preferred stock and debt, shall have duly authorized and executed the Logitech Agreement and the Closing specified in that Agreement shall have occurred simultaneously.

          (f) The Company and its counsel shall have furnished satisfactory evidence that the Company's representations and warranties in Section 6 are accurate and complete.

          (g) All corporate and other proceedings to be taken by the 1993 Noteholders in connection with the transactions contemplated hereby and all documents incident thereto, including but not limited to the Instruments of Transfer, shall be satisfactory in form and substance to Purchaser and its special counsel, and said counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          (h) On or prior to the Closing, the Company shall have consummated the convertible debt offering described in the Proxy Statement or other similar equity or convertible debt offering (in either case, the "Offering") and, in either case, shall have received gross proceeds of at least fifty million dollars ($50,000,000) therefrom.

          (i) The Company shall not have suffered any Material Adverse Change in its business or financial condition.

     The Purchaser may in its discretion elect to waive one or more of the foregoing (or portion thereof) and proceed to Closing, upon notice to the other parties of its election.

     11. Conditions to 1993 Noteholders' Obligations. The obligation of the 1993 Noteholders to sell the 1993 Notes at the Closing shall be subject to the condition that, at and as of the Closing, the representations and warranties of the Purchaser in Section 8 hereof shall be accurate and complete.

     12. Survival of Representations. The representations and warranties of the parties in Sections 5 through 8 above shall survive termination of this Agreement, and shall apply until the expiration of the applicable statutes of limitations.

     13. Termination. This Agreement may be terminated and the transactions provided for herein abandoned at any time prior to the Closing Date:

          (a) by mutual consent of the Purchaser and the 1993 Noteholders;

          (b) by the Purchaser if any of the conditions set forth in Section 10 hereof shall not have been fulfilled on or prior to July 31, 1997 (the "Outside Date"), or shall become incapable of fulfillment, and shall not have been waived by the Purchaser; or

          (c) by the 1993  Noteholders  if any of the  conditions  set  forth in
     Section 11 hereof shall not have been fulfilled on or prior to the Outside Date (except that the Purchaser shall have the right to extend the Outside Date to a date no later than September 30, 1997 upon written notice to the 1993 Noteholders) or shall have become incapable of fulfillment, and shall not have been waived by the 1993 Noteholders.

     If this Agreement is terminated as provided for above, this Agreement shall be of no further force and effect and no party shall have any liability or obligation hereunder, except for any breach of this Agreement that has occurred prior to or upon termination thereof.

     14. Miscellaneous.

          (a) All statements, requests, notices and agreements hereunder shall be in writing, and:

     if to the Purchaser shall be delivered or sent by mail, telex or facsimile transmission to:

     The Galesi Group
     Building 6, East Road
     Rotterdam Industrial Park
     Schenectady, NY  12306
     Attention:  Steven Porter, General Counsel
     Telecopier Number: 513-356-5334

     with a copy to:

     Joseph W. Bartlett, Esq.
     Morrison & Foerster LLP
     1290 Avenue of the Americas
     New York, New York  10104-0012
     212-468-8240
     Telecopier Number: 212-468-7900

     if to the Friedli Group or the 1993 Noteholders, to:

     c/o Friedli Corporate Finance AG
     Freigutstrasse 5, 8002
     Zurich, Switzerland
     Attention: Christa Wagner
     Telecopier Number: 011 411 201 7819

     if to the Company, to:

     AMNEX, Inc.
     101 Park Avenue, Suite 2507
     New York, New York 10178
     Attention:  Chief Executive Officer
     Telecopier Number: 212-867-0166

     with a copy to:

     Fred Skolnik
     Certilman, Balin, Adler & Hyman, LLP
     90 Merrick Avenue
     East Meadow, NY 11554
     516-296-7000
     Fax: 516-296-7111

     Amy Gross, General Counsel
     AMNEX, Inc.
     100 West Lucerne Circle, Suite 100
     Orlando, FL  32801
     407-246-6488
     Fax: 407-481-2560

     Any such statements, requests, notices, or agreements shall take effect upon receipt thereof.

          (b) This Agreement shall be binding upon, and inure solely to the benefit of the parties to the extent provided herein, and their respective heirs, executors, administrators, successors, and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

          (c) Time shall be of the essence of this Agreement.

          (d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (e) The parties hereto agree that if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, irreparable damage will occur, no adequate remedy at law will exist and damages will be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          (f) In the event any party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement, or any matters described or contemplated herein or therein, with respect to any of the matters described or contemplated herein or therein, the parties to this Agreement hereby (i) agree under all circumstances absolutely and irrevocably to institute any litigation, proceeding or other legal action in a court of competent jurisdiction located within the City of New York, New York, whether a state or federal court; (ii) agree that in the event of any such litigation, proceeding or action, such parties will consent and submit to personal jurisdiction in any such court described in clause (i) of this Section and to service of process upon them in accordance with the rules and statutes governing service of process (it being understood that nothing in this Section shall be deemed to prevent any party from seeking to remove any action to a federal court in New York, New York; (iii) agree to waive to the full extent permitted by law any objection that they may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum; (iv) designate, appoint and direct CT Corporation System as its authorized agent to receive on its behalf service of any and all process and documents in any legal proceeding in the State of New York; (v) agree to notify the other parties to this Agreement immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly to designate another agent in the City of New York, New York to serve in place of such agent and deliver to the other parties written evidence of such substitute agent's acceptance of such designation; (vi) agree as an alternative method of service to service of process in any legal proceeding by mailing of copies thereof to such party at its address set forth herein for communications to such party; (vii) agree that any service made as provided herein shall be effective and binding service in every respect; and (viii) agree that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by law.

          (g) This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have set their hand, and seals as of this 10th day of June, 1997.

                                     SPRING TECHNOLOGY CORP.

                                     By:   /s/
                                           ---------------------------
                                     Name: ___________________________
                                     Title:___________________________


                                     COFINVEST 97 LTD.

                                     By:   /s/
                                           ---------------------------
                                     Name: ___________________________
                                     Title:___________________________


                                     FRANCESCO GALESI

                                     -------------------------------


                                     The agreement of the Friedli Group is
                                     limited to the representations, warranties and covenants expressly mentioning the Friedli Group.

                                     FRIEDLI CORPORATE FINANCE AG

                                     By:   /s/
                                           ---------------------------
                                     Name: ___________________________
                                     Title:___________________________


                                     FRIEDLI CORPORATE FINANCE INC.

                                     By:   /s/
                                           ---------------------------
                                     Name: ___________________________
                                     Title:___________________________


                                     PETER FRIEDLI

                                     By:   /s/
                                           ---------------------------
                                     Name: ___________________________
                                     Title:___________________________


                                     The agreement of AMNEX, Inc. is limited to the representations, warranties and covenants expressly mentioning the Company.

                                     AMNEX, Inc.

                                     By:   /s/
                                           ---------------------------
                                     Name: ___________________________
                                     Title:___________________________

                                  Exhibit List




Exhibit A: Form of Secured Demand  Promissory Note dated as of June 4, 1997, for
           $354,000 to Spring.